UNITED STATES

  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2017

CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Registrant’s telephone number, including area code: (609) 896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on July 6, 2017, Celsion Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors pursuant to which the Company agreed, among other things, to issue 2,435,000 Series AAA Warrants (the “Series AAA Warrants”) and 2,435,000 Series BBB Warrants (the “Series BBB Warrants” and together with the Series AAA Warrants, the “Existing Warrants”), each to purchase one share of common stock of the Company, par value $0.01 (“Common Stock”), to such investors in a private placement.

On October 4, 2017, the Company entered into letter agreements (the “Exercise Agreements”) with the holders of certain of the Existing Warrants (the “Exercising Holders”). The Exercise Agreements amend the Series AAA Warrants to permit their immediate exercise. Prior to the execution of the Exercise Agreements, the Series AAA Warrants were not exercisable until January 11, 2018. Pursuant to the Exercise Agreements, the Exercising Holders and the Company agreed that the Exercising Holders would exercise all of their Existing Warrants with respect to 4,665,000 shares of Common Stock underlying such Existing Warrants. The Series AAA Warrants and Series BBB Warrants will be exercised at a price of $2.07 per share and $4.75 per share, respectively, which were their respective original exercise prices.

The Exercise Agreements also provide for the issuance of 1,166,250 Series DDD Warrants, each to purchase one share of Common Stock (the “Series DDD Warrants”). The Series DDD Warrants are initially exercisable no sooner than six months following issuance, and terminate six months following when the Series DDD Warrants are initially exercisable. The Series DDD Warrants have an exercise price no than less than $6.07.

The Series DDD Warrants and the shares of Common Stock issuable upon the exercise of the Series DDD Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act or Rule 506(b) promulgated thereunder. Pursuant to the Exercise Agreements, the Series DDD Warrants shall be substantially in the form of the Existing Warrants and the Company will be required to register for resale the shares of Common Stock underlying the Series DDD Warrants.

The Company expects to receive aggregate gross proceeds of approximately $15.6 million from the exercise of the Existing Warrants by the Exercising Holders.

The description of terms and conditions of the Exercise Agreements and the Series DDD Warrant set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Exercise Agreement and the Series DDD Warrant, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Existing Warrants and the Series DDD Warrants and the shares of Common Stock issuable upon the exercise thereof is hereby incorporated by reference into this Item 3.02.

Item 3.03	Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: October 4, 2017	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer (Principal Financial Officer)